Exhibit 99.1

[terremark logo]

For Immediate Release

TERREMARK AMENDS FORM 10-Q

MIAMI, FLA. (November 3, 2004) Terremark Worldwide, Inc. (AMEX:TWW), a leading operator of integrated Tier-1 Internet exchanges and best-in-class network services, today announced that it is amending its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. In the previously filed June 30, 2004 financial statements, the Company used an inappropriate assumption in estimating the fair value of certain embedded derivatives contained in the Company’s 9% Senior Convertible Notes due June 15, 2009 (the “Senior Notes”). As a result of this error, the previously filed June 30, 2004 financial statements should not be relied upon. The Company’s Form 10-Q for the quarter ended June 30, 2004 is being amended to reflect the necessary accounting adjustments and restate those financial statements. The Company is filing a current report on Form 8-K with the Securities and Exchange Commission.

The decision to restate the Company’s Form 10-Q was made by the Company after receiving a third party valuation of the embedded derivatives contained in the Senior Notes. The Company’s initial valuation model used an inappropriate assumption relating to the Company’s stock price volatility. After discussing the matter with its Audit Committee and the resulting accounting with its independent accountants, the Company determined it would be appropriate to restate its financial statements for the quarter ended June 30, 2004.

The following summarizes the restatement for the quarter ended June 30, 2004 (in thousands):

	As reported	Adjustments	As restated
Current liabilities	13,154	45	13,199
Convertible debt	70,265	(19,320)	50,945
Derivatives embedded within convertible debt	12,593	19,587	32,180
Other long-term liabilities	14,833		14,833

Total liabilities	110,845	312	111,157

Minority Interest	1,596		1,596
Stockholder’s deficit	(2,729)	(312)	(3,041)

Total liabilities and equity	109,712	—	109,712

Loss from operations	(4,356)		(4,356)
Change in estimated fair value of derivatives	3,503	(199)	3,304
Interest expense	(2,871)	(113)	(2,984)
Other income/expenses	3,459		3,459

Net loss	(265)	(312)	(577)

     For further information regarding the restatement of the Company’s financial statements for the quarter ended June 30, 2004, the current report on Form 8-K may be accessed through the EDGAR database maintained by the SEC at www.sec.gov.

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Terremark Amends 10Q

About Terremark Worldwide, Inc.:

Terremark Worldwide Inc. (AMEX:TWW) is a leading operator of integrated Tier-1 Internet exchanges and best-in-class network services, creating technology marketplaces in strategic global locations. Terremark is the owner and operator of the NAP of the Americas, the 5th Tier-1 Network Access Point in the world and the model for the carrier-neutral TerreNAP(sm) Data Centers the company has in Santa Clara, California (NAP of the Americas/West), in Sao Paulo, Brazil (NAP do Brasil) and in Madrid, Spain (NAP de las Americas — Madrid). The carrier-neutral NAP of the Americas is a state-of-the-art facility that provides exchange point, collocation and managed services to carriers, Internet service providers, network service providers, government entities, multi-national enterprises and other end users. The NAP, which connects fiber networks in Latin America, Europe, Asia and Africa to those in the U.S., enables customers to freely choose among the many carriers available at the TerreNAP Centers to do business. Terremark is headquartered at 2601 S. Bayshore Drive, 9th Floor, Miami, Florida USA, (305) 856-3200. More information about Terremark Worldwide can be found at http://www.terremark.com.

Statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terremark’s actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, uncertainties and other factors, as discussed in Terremark’s filings with the SEC. These factors include, without limitation, Terremark’s ability to obtain funding for its business plans, uncertainty in the demand for Terremark’s services or products and Terremark’s ability to manage its growth. Terremark does not assume any obligation to update these forward-looking statements.

For more information contact:

Terremark Worldwide Inc.
Sandra B. Gonzalez-Levy
305-860-7829
sgonzalez-levy@terremark.com

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